EXHIBIT 10.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-58832, 333-58836, and 333-58840 of UTi Worldwide Inc. on Form S-8 of our report dated April 2, 2003 (April 30, 2003 as to Note 14) appearing in this Annual Report on Form 20-F of UTi Worldwide Inc. for the year ended January 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

May 2, 2003